Exhibit 10.6
AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)
1. Basic Provision (“Basic Provisions”).
     1.1 Parties: This Lease (“Lease”), dated for reference purposes only July 20, 2004, is made by and between NV PROPERTIES, LLC, A NEVADA LIMITED LIABILITY COMPANY (“Lessor”) and SUTURA, INC., A DELAWARE CORPORATION (“Lessee”)
(collectively the “Parties,” of individually “party”)
     1.2 Premises: That contain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 17080 Newhope Street, Fountain Valley located in the County of Orange, State of California and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project )
A freestanding concrete tilt-up facility consisting of approximately 20,000 sq. ft. of rentable space and the adjoining parking lot A described as Parcel 2 of Map 79-422 and Parcel 2 of Map 83-434 respectively (“Premises”). (See also Paragraph 2)
     1.3 Term: Ten(10) years and -0- months (“Original Term”) commanding August 1, 2004 (“Commencement Date”) and ending July 31, 2014 (“Expiration Date”). (See also Paragraph 3)
     1.4 Early Possession: Not Applicable (“Party Possession Date”). (See also Paragraphs 3.2 and 3.3)
     1.5 Base Rent: $25,000.00 per month (“Base Rent”), payable on the first (1st) day of each month commencing August 1, 2004. (See also Paragraph 4)
☑ If the box is checked, there are provisions in this Lease for the Base Rent to be adjusted.
     1.6 Base Rent and Other Months Paid Upon Execution:
(a)	Base Rent: $25,000.00 for the period 8/1/04 through and including 8/31/04.

(b)	Security Deposit: $25,000 (“Security Deposit”). (See also Paragraph 5)

(c)	Association Fees: $ -0- for the period .

(d)	Other: $ -0- for .

(e)	Total Due Upon Execution of this Lessee : $ 50,000 1st Months Rent & Security Deposit).
     1.7 Agreed Use: Medical Device Manufacturing and all legal uses associated therewith (See also Paragraph 6).
     1.8 Insuring Party: Lessor is the “insuring Party” unless otherwise stated herein. (See also Paragraph 8)
     1.9 Real Estate Broker: (See also Paragraph 16)
          (a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
☐   N/A represents Lessor exclusively (“Lessor’s Broker:);
☐   N/A represents Lessee exclusively (“Lessee’s Broker:); or
☐   N/A represents both Lessor and Lessee (“Dual Agency”).

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     1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Sutura, Inc., a Delaware Corporation (“Guarantor”). (See also Paragraph 37)
     1.11 Attachments. Attached hereto are the following, all of which constitute a part of the Lease:
☑	an Addendum consisting of Paragraphs 51 through ;

☐	a plot plan depicting the Premises;

☐	a current cat of the Rules and Regulations;

☐	a Work Letter;

☐	other (specify): N/A
2. Premises.
     2.1 Letting. Lessor here by leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon at of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, to an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.
     2.2 Condition. Lessor that deliver the premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contract described in Paragraph 7.1 (b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating an air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the [ILLEGIBLE] elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects. If a non-compliance with said warranty extents as of the Start Date, or if one of such systems or elements should malfunction or [ILLEGIBLE] within the appropriate warranty period. Lesser shall, as Lessor’s sole obligation with respect to such matter, expect as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of each non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building . If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense.
     2.3 Compliance. Lessor warrants that the improvements on the Premises comply with the building codes, applicable two, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Sale warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with [ILLEGIBLE] Act of any similar laws as a result of Lessee’s use (see Paragraph [ILLEGIBLE]), or to any [ILLEGIBLE] or utility installation (as defined in Paragraph 7.3(a)) made or to be made by Lessees. NOTE: Lessee is responsible for determining whether or not Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledge that past uses of the premises may no longer be allowed. If the Premises do not comply with [ILLEGIBLE] warranty, Lessor that except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with the warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:
     (a) Subject to Paragraph 2.3(c) below, If such Capital, Expenditures are required as a result of the specific and unique use of the Premises by Lessee so compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months Base Rent, Lease may instead terminate this Lease unless Lessor [ILLEGIBLE] Lessee, in writing, within 10 days after receipt of Leases’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee [ILLEGIBLE] termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall however, In no event be earlier than the last day that [ILLEGIBLE] could legally utilize the Premises without commencing such Capital Expenditure.
     (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally

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mandated [ILLEGIBLE] modifications), than Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1[ILLEGIBLE]; provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that [ILLEGIBLE] not economically [ILLEGIBLE] to pay its [ILLEGIBLE] thereof, Lessor shall have the option to terminate this Lease upon 90 days prior [ILLEGIBLE] notice to Lessee unless [ILLEGIBLE] [ILLEGIBLE] Lessor, In writting within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such capital Expenditure, if Lessor does not [ILLEGIBLE] to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct [ILLEGIBLE], with [ILLEGIBLE] from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on [ILLEGIBLE] offset basis. Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.
          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by [ILLEGIBLE] result of an actual or proposed change in use, change in [ILLEGIBLE] of use, of modification to the Premises then, and in that event, [ILLEGIBLE] shall either, [ILLEGIBLE] immediately cease such changed use or [ILLEGIBLE] of [ILLEGIBLE] and/or take such other steps [ILLEGIBLE] may be necessary to eliminate the requirement for such Capital Expenditure, or [ILLEGIBLE] complete such Capital Expenditure at [ILLEGIBLE] own expense, Lessee shall not, however, have any right to terminate this Lease.
     2.4 Acknowledgements. Lessee acknowledges that (a) It has been advised by Lessor and/or Brokers to satisfy [ILLEGIBLE] with respect to the condition of the Premises (Including but not limited to the electrical, HVAC and fire [ILLEGIBLE] systems, security, environmental aspects, and [ILLEGIBLE] with Applicable Requirements and the Americane with [ILLEGIBLE] Act), and their [ILLEGIBLE] for [ILLEGIBLE] intended use, (b)Lessee has made such investigation as it deems necessary with reference to such matters and assumes [ILLEGIBLE] responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than [ILLEGIBLE] forth in this Lease. In addition, Lessor acknowledges that: [ILLEGIBLE] Brokers have made no representations, premises or warranties concerning Lessee’s ability to [ILLEGIBLE] the Lease or suitability to occupy the Premises, and [ILLEGIBLE] It is Lessor’s sole responsibility to investigate the financial capability and/or suitability of [ILLEGIBLE] proposed tenants.
     2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or [ILLEGIBLE] if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event Lessee shall be responsible for any necessary corrective work.
3. Term
     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
     3.2 Early Possession. If Lessee totaly or partially occupies the Premises prior to the Commencement Date, the obligation to pay [ILLEGIBLE] rent shall be abated for the period of such early possession. All other terms of this lease (Including but not limited to the obligations to pay [ILLEGIBLE] Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.
     3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable afforts to [ILLEGIBLE] possession of the Premises to Lessee by the Commencement Date. If despite said efforts, Lessor is unable to deliver possession by such date. Lessor shall not be subject to any [ILLEGIBLE] therefor, [ILLEGIBLE] shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or [ILLEGIBLE] its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that [ILLEGIBLE] would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what [ILLEGIBLE] would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or [ILLEGIBLE] of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lesseee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease. In which event the Parties shall be [ILLEGIBLE] from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, [ILLEGIBLE] right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writting.
     3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph [ILLEGIBLE]). Pending delivery of such evidence, Lessee shall be required to perform as of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessors election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but lessor may elect to withhold possession until such conditions are satisfied.
4. Rent.
     4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).
     4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in [ILLEGIBLE] money of the United States on or before the day on

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which it is due, without offset or deduction (except at specifically permitted in this Lease). Rent for any period during the term hereof which is for less than one full calender month shall be prorated [ILLEGIBLE] upon the actual number of days of [ILLEGIBLE] month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waivar of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lassor is [ILLEGIBLE] for any reason, [ILLEGIBLE] agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future payments to be made by [ILLEGIBLE] to be by cashier’s check. Payments will be [ILLEGIBLE] first to accrued late charges and attorney’s fees, second to accrued interest then to Base Rent and Operating Expense increase, and any remaining amount to any other outstanding charges or costs.
     4.3 Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owners association or condominium fees levied or a [ILLEGIBLE] against the Premises. Said [ILLEGIBLE] shall be paid at the same time and in the same manner as the Base Rent.
5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of [ILLEGIBLE] obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defau[ILLEGIBLE] under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any ability, expense, [ILLEGIBLE] or damage which Lessor may suffer or incur by reason thereof. If Lessor [ILLEGIBLE] or applies all or any portion of the Security Deposit, [ILLEGIBLE] shall within 10 days after written requ[ILLEGIBLE] therefore deposit [ILLEGIBLE] with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease. Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall [ILLEGIBLE] times bear the same proportion to the increased Base Rent [ILLEGIBLE] the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be [ILLEGIBLE] to accommodate a material change in the business of [ILLEGIBLE] or to accommodate a [ILLEGIBLE] or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premi[ILLEGIBLE] may suffer as a result thereof. If a change in control of Lessee occure during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition, Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease. If lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered [ILLEGIBLE] be held in trust to bear interest or to be prepayment for any monies to be paid by Lessee under the Lease.
6. Use.
     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that to unlawful, create a damage, waste or a [ILLEGIBLE], or that disturbs occupants of or causes damage to neighboring premises [ILLEGIBLE] properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or [ILLEGIBLE] systems therein, and/or is not significantly more [ILLEGIBLE] to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.
     6.2 Hazardous Substances.
          (a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose [ILLEGIBLE], use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to [ILLEGIBLE] on the Premises, is other. (I) potentially injurious to the public health, safety or welfare, the environment or the Premises. (I) regulated [ILLEGIBLE] [ILLEGIBLE] by any governmental authority, or (II) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. “Reportable Use” that mean (I) the [ILLEGIBLE] or use of any above or below ground storage tank (II) the generation , possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with any governmental authority, and/or (III) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing. Lessee may use any ordinary and customary [ILLEGIBLE] reasona[ILLEGIBLE] required to be used in the normal course of the Agreed Use , ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the

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Premises or neighboring property to any meaningful [ILLEGIBLE] contamination or damage or excepts lessor to any liability therefor. In addition, Lessor may condition to consent to any Reportable Use upon [ILLEGIBLE] such additional [ILLEGIBLE] lessor reasonably deems necessary to protect tool, the public, the premises and or the environment against damaged, contamination. Injury and /or liability. Including, but not limited to, the [ILLEGIBLE] (and removal on or before lease [ILLEGIBLE] or termination) of protective modifications (such as concrete encasements) and /or increasing the Security Deposit
     (b) Duty to Inform Lessor. If lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be bested in, on under or about the Premises, other than as previously [ILLEGIBLE] to by [ILLEGIBLE] shall immediately give written notice of such told to Lessor, and provide Lessor with a copy of any report notice, claim or other documentation which it has concerning the [ILLEGIBLE] of such Hazardous Substance.
     (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous [ILLEGIBLE] to be applied or [ILLEGIBLE] in, on, under, or about the premises (including through the pumping or contrary cover system) and [ILLEGIBLE] promptly, at Lessee’s expenses, comply with as applicable Requirements and take all [ILLEGIBLE] action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or [ILLEGIBLE] of the Premises [ILLEGIBLE][ILLEGIBLE][ILLEGIBLE][ILLEGIBLE] during the term of the lease by or for Lessee, or any third party.
     (d) Lessee Indemnification. Lessee [ILLEGIBLE] defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and [ILLEGIBLE] any and of loss of rents and/or damages, liabilities, judgments, claims, expenses, [ILLEGIBLE], and attorneys’ and consultants’ fees among out of or [ILLEGIBLE] any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under the Lease with respect to underground [ILLEGIBLE] of any Hazardous Substance under the Premises from [ILLEGIBLE] properties not caused or contributed to by Lessee). [ILLEGIBLE] obligations [ILLEGIBLE] include, but not be limited to, the effects of any contamination or injury to person, property or the environment [ILLEGIBLE] or suffered by Lessee, and the cost of investigation, removal, remediation, [ILLEGIBLE] and/or [ILLEGIBLE], and shall [ILLEGIBLE] the expiration or termination of this lease . No termination, cancellation or release agreement entered into by Lessor and Lessee shall release [ILLEGIBLE] from its obligations under this lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
     (e) Lessor indemnification. Lessor and to successors and assigns shall indemnity, [ILLEGIBLE], reimburse and hold Lessee, its employees and lenders, harmless from and against any and [ILLEGIBLE] environmental damages, including the cost of remediation, which result from Hazardous Substance which existed on the Premises prior to Lessee’s occupancy for which are caused by the gross [ILLEGIBLE] or willful [ILLEGIBLE] of Lessor. Its agents or employees. Lessor’s obligations [ILLEGIBLE] when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, [ILLEGIBLE], [ILLEGIBLE] and/or [ILLEGIBLE] and shall survive the expiration or termination of this lease.
     (f) Investigation and Remediation. Lessor shall retain the responsibility and pay for any investigation or remediation measures required by governmental [ILLEGIBLE] having jurisdiction with respect to the existence of Hazardous Substance on the Premises prior to Lessee’s occupancy, [ILLEGIBLE] such remediation measure to required as a result of Lessee’s use (including “Alterations”, as defined in paragraph [ILLEGIBLE] (a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall [ILLEGIBLE] in any such activities at the request of Lessor, Including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.
     (g) Lessor Termination Option. If Hazardous Substance condition (see Paragraph 9.1(e)) occurs during the term of this [ILLEGIBLE], unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and affect, but subject to Lessor’s rights under Paragraph 6.2(d) and paragraph 13), Lessor may, at Lessor’s option, other (i) investigate and [ILLEGIBLE] such Hazardous Substance Condition, if required, as soon as reasonably possible at [ILLEGIBLE]’s expense, in which event this lease shall continue in full force and effect, or (2) If the estimated cost to [ILLEGIBLE] such condition exceeds 12 times the then monthly Base Rent or $ 100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this lease as of the date 60 days following the date of such notice. In the event Lessor elects to give termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds and amount equal to 12 times the then monthly Base Rent or $ 100,000, whichever is greater. Lessee shall provide Lessor with [ILLEGIBLE] funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and affect, and Lessor shall proceed to make such remediation as soon as reasonably [ILLEGIBLE] after the required funds are available, if [ILLEGIBLE] does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.
     6.3 Lessee’s Compliance with Applicable Requirement. Except as otherwise provided in this lease, Lessee shall, at Lessee’s sole expense, fully [ILLEGIBLE] and in a timely manner, [ILLEGIBLE] comply with all Applicable Requirement, the requirements of any applicable [ILLEGIBLE] assurance underwriter or rating [ILLEGIBLE], and the recommendations of Lessor’s engineers and/or consultants which [ILLEGIBLE] in any manner to such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s

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written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee of the Premises to comply with any Applicable Requirements.
     6.4 Inspection. Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or communication. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor.
7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.
     7.1 Lessee’s Obligations.
          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, of Lessee’s sole expenses, keep the Premises, Utility Installations (Intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or activist, such as plumbing. HVAC equipment electrical, lighting faculties, boilers, pressure vessels, fire projection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, paining late, tacos, retaining wails, signs, sidewalks and perkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lessee, keep the exterior appearance of the Building in a first-class condition (including, e.g. graphic removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the visibly, including, when necessary, the exterior repairing of the Building.
          (b)
          (c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1. Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessees shall promptly pay to Lessor a sum equal to 115% of the cost thereof.
          (d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of Liability insulting from Lessee’s failure to exercise and perform good maintenance practices. If an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a traction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/144th of the cost per month) Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Lasso’s accountants. Lessee may, however, prepay its obligation at any time.
     7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 22 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation). It is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, as of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any status now or hereafter in affect to the extent it is inconsistent with the terms of this Lease.
     7.3 Utility Installations; Trade Fixtures; Alterations.

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          (a) Definitions. The term “utility Installations” refers to as door and window coverings, air and/or vacuum lanes, power panels, electrical distribution, security and the protection systems, communication [ILLEGIBLE], lighting [ILLEGIBLE], HVAC equipment, plumbing, and fencing In or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the Improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. Lessee Owned Alteration and/or Utility Installation are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lesser pursuant to paragraph 7.4(a).
          (b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the Interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not variable from outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not effect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent. In any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything without the prior written approval of Lessor, Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s (i) acquiring all applicable governmental permits, (ii) Furnishing lessor with copies of both the permits and plans and applications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as built plans and specifications. For work which costs an amount In excess of one month’s Base Rent. Lessor may condition its consent upon Lessee providing a [ILLEGIBLE] and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.
          (c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials [ILLEGIBLE] or alleged to have been furnished to or for lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s [ILLEGIBLE] [ILLEGIBLE]against the Premises of any interest therein. Lessee shall give lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises and lessor shall have the right to post notices of a non-responsibility. If Lessee shall contest the [ILLEGIBLE] of any such [ILLEGIBLE], claim or demand, then lessee shall at its [ILLEGIBLE] expense defend and protect itself, Lessor and the Promises against the name and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surely bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying lessor against liability for the same. If Lessor elects to participate in any such [ILLEGIBLE], Lessee shall pay Lessor’s attorneys’ fees and costs.
     7.4 Ownership; Removal; Surrender, and Restoration.
          (a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the promises. Lessor may a any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the premises.
          (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.
          (c) Surrender, Restoration. Lessee shall surrender the Premises by the Expiration Date of any earlier termination date, with all of the Improvements, parts and surfaces thereof broom clean and free of debits, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding one foregoing. If this Lease to for 12 months or less than Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Data with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited vie underground migration from areas outside of the Premises, or If applicable, the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixture shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 28 below.

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8.	Insurance: Indemnity.
          8.1      Payment for Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) In excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be [ILLEGIBLE] to correspond to the Lease term. Payment shall be made by Leasee to Lessor within 10 days following receipt of an Invoice
          8.2      Liability Insurance.
                    (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of Insurance protecting Leasee and Lessor as an additional insured against claims for body injury, personal injury and property damage based upon or arising out of the ownership. Use occupancy or maintenance of the Premises and all [ILLEGIBLE] thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000 an “Additional Insured Managers or Lessors of Premises Endorsement and contain the “Amendment of the Poisson Exclusion Endorsement” for damage caused by heat , smoke or fumes from a [ILLEGIBLE]. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this [ILLEGIBLE] as an “insured contract” for the performance of Lessee’s Indemnity obligations under this Lease. The limits of sold insurance shall not, however, limit the liability of Lessee not relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess Insurance only.
                    (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), In addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
          8.3      Property Insurance. Building improvements and Rental Value.
                    (a) Building and Improvements. The Insuring Party that obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor any ground lessor, and to any Lender Insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the [ILLEGIBLE] exist from time to time, or the amount required by any lender, but in no event more than the commercially reasonable and available Insurable value thereof. If Lessor is the insuring Party, however, Lessee Owned Alterations and Utility Installations. Trade Fixture, and Lessee’s personal property shall be Insured by Lessee under paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the [ILLEGIBLE] of flood and/or earthquake unless required by a Lender. Including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demotion reconstruction or replacement of any portion of the Premises as the result of a covered loss. [ILLEGIBLE] policy or polices shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and initiation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city named to where the Premises are located. If such Insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.
                    (b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of lessor with loss payable to lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of Indemnity for an additional 180 days (“Rental Value Insurance”) . Said Insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.
                    (c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the Premiums for the property insurance of such building if said increase is caused by Lessee’s acts omissions , use or occupancy of the Premises.
          8.4      Lessee’s Property Business Interruption Insurance.
                    (a) Property Damage. Lessee shall obtain and maintain Insurance coverage on all of Lessee’s personal property, Trade fixtures, and Lessee Owned Attractions and [ILLEGIBLE] Installations. Such insurance shall be full replacement cost coverage with a [ILLEGIBLE] of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Attractions and Utility Instantiations. Lessee shall provide Lessor with written evidence that such insurance is in force.
                    (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly [ILLEGIBLE] against by prudent [ILLEGIBLE] in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
                    (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance expected herein are adequate to cover lessee property, business operations of obligations under this Lease.
8.5 Insurance Polices. Insurance required herein shall be by companies duly licensed of admitted to transact business in the state where

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the Premises are located, and maintaining during the policy term a General Policyholders Rating of at least B+, V, as set forth in the most current issue of “Bests insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lease shall prior to the Start Date, either to Lessor certified copies of policies of such Insurance of certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification expect after 30 days prior written notice to Lesser, Lease shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals of “Insurance Binding” evidencing renewal thereof or Lessor may order such Insurance and charge the cost thereof to Lessor, which amount shall be payable by Lessee to Lassor upon demand. Such policies shall be for a term of at lease one year, or the length of the remaining term of this [ILLEGIBLE], whichever is less. If either Party shall fall to procure and maintain the insurance required to be carried by it the other Party may, but shall not be required to procure and maintain the same.
     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and receive the other, and waive their entire right to recover damages against the other, for loss of or damage to its properly entering out of or incident to parts required to be Insured against herein. The effect of such releases and waivers is not limited by the amount of Insurance carried or required, or by any deduction applicable hereto. The Preface agree to have their respective properly damage Insurance comes waive any right to obligation that such companies may have against Lessor or Lessee, as the case may be, so long as the Insurance is not invalidated thereby.
     8.7 Identity. Except for Lessor’s gross negligence of without misconduct, Lease shall indemnity, protect, defend and hold harmless the Premises; Lessor and its agents, Lessor’s master ground Lessor, partners and Landers, from and against any and all claims, loss of rents and/or damages. liens, judgments, penalties by Lessee. If any action or proceeding is brought against Lessor by reason of any of foregoing matters, Lease shall upon notice defend the same at Leasse’s expense by counset reasonably satisfactory to Lessor and Lessor shall cooperate with Lessor in such defence . Lessor need not have first paid any such claim in order to be defended or indemnified.
     8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person of goods, wares, marchandise or other property of Lessee, Lessor’s employees, constructors, invites, customers, or any other person in or about the premises, whether such damage or injury is caused by or refuses from fare, steam, electricity, gas, water or rain, or from the breakage, leakage, [ILLEGIBLE] or other defects of pipe, fire appliances, wires, appliances, [ILLEGIBLE], HVAC or lighting fixtures, or which the Premises are a part or from other [ILLEGIBLE] of places. Lessor shall not be able for any damages rising from any act or neglect of any other tenant of Lessor nor from the failure to enforce the provisions of any other lease in the Project. Notwith standings Lessor’s negilance or reach of this Lease, Lessor on all under no circumstances be liable for injury to Lessor’s business or for any loss of income or profit therefrom.
     8.9 Failure to Provide Insurance. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required benefits or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessor by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/ cost that Leasor will incur by reason of Lessor’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lease’s Default or Search with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies graded hereunder, nor relieve Leases of its obligation to maintain the insurance expected in the Lease.
9. Damage or Destruction.
     9.1 Definitions.
          (a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the improvements on the Promises other than Lessor Owned Alternations and Utility installations. Which can reasonably be repaired in 8 months or goes from the date of the damage or destruction. Lessor shall notify Lossor in writing within 30 days from the date of the damage or destruction to whether or not the damage in Partial or Total.
          (b)“Premises Total Destruction” shall mean damage or destruction to the premises, other than Lessee Owned Alternations and utility installations and Trade Fixtures which cannot reasonably be repaired in 8 months or lease from the date of the damage or destruction. Lessor shall notify Leasee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
          (c) “Insured Loss” shall mean damage or destruction to improvement on the Premises other than Lease Owned Alternation and Utility institution and Trade Fixtures, which was caused by an event required to be covered by the insurance described in paragraph 8.3(a), irrespective of any describable amounts or coverage limits involved.
          (d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demotion, debts, removal and upgrading required by the operation of Applicable Requirements, and

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without deduction for depreciation.
          (e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a). In, on, or under the Premises which requires repair, remediation, or restoration.
     9.2 Partial Damage — Insured Loss. If a Premises Partial Damage that is an insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect, provided, however, that Lessor shall, or Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or loss, and, in such event, Lessor shall make any applicable insurance proceed available to [ILLEGIBLE] on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds available are not sufficient to effect such repair, the Insuring Party shall properly contribute the shortage in proceeds (except as to the deduction which is [ILLEGIBLE] reasonability) as and when required to complete and repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement fully restore the unique aspects of the Premises unless Lessee shall have no obligation to pay for the shortage in Insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provide Lessor with the funds to cover name, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefore. If Lessor receives said funds or adequate insurance thereof within said 10 days period, the party responsible for making the repairs shall complete the repairs shall complete them as soon as reasonably possible and this Lease remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lease within 10 days thereafter to: (i) make such restoration and repair as is [ILLEGIBLE] reasonably with Lessor paying any shortage in proceeds, in which case the Lease shall remain in full force and effect, or (ii) have the Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial damage due to flood or earthquake shall be subject to Paragraph 9.3. notwithstanding that there may be some Insurance coverage, but the net proceeds of any such Insurance shall be made available for the repairs if made be either party.
     9.3 Partial Damage, Uninsured Loss, if a Premises Partial Damage that is not an insured Loss occur, unless [ILLEGIBLE] by a negligent or without act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either, (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lease within 30 days a far receipt by Lessor to knowledge of the occurrance of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate the Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give within notice to Lessor or Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specifies in the termination notice.
     9.4 Total Destruction, Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage was caused by the gross negligence or without misconduct of Lease. Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.
     9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an insured loss, Loser may terminate this lease effective 80 days following the date of occurrence of such damage by giving a written termination notice to lease within 30 days after the date of occurrence of such damage, Now standing the foregoing. If lease at that time has an exercisable option to extend this Lease or to purchase the Premises, then losses may preserve this Lease by, (a) exercising such option and (b) providing Loser with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which to 1 days after Lessor’s receipt of Lessor’s written note purporting to terminate this lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any storage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expenses, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect, if Lesser falls to exercise such option and provide such funds of assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.
     9.6 Abatement of Rent; Lessee’s Remedies.
          (a) Abatement. In the event of Premises Personal Damage or Premises . Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be ahead in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance, At other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no ability for any such damage, deduction, [ILLEGIBLE], restoration except as provided herein.
          (b) Remedies. If lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration with 90 days after such obligation shall accure, Lease may, at any time prior to the commencement of such repair or

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restoration, give written notice to Lessor and to any Landers of which Lessee has actual notice of [ILLEGIBLE] election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, the Lease that terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in this force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first [ILLEGIBLE].
     9.7 Termination: Advance Payments. Upon termination of this Lease pursuant to Paragraph 5.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.
     9.8 Walve Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.
10. Real Property Taxes.
     10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds [ILLEGIBLE] generated are to be applied by the city, county or other local [ILLEGIBLE] authority of a jurisdiction with which the Premises are located. Real Property Taxes that also include any tax, fee, levy, assessment or charge or any increase therein (i) imposed by reason of events accounting during the term of this Lease, including but not limited to a change in the ownership of the Premises and (ii) levied or [ILLEGIBLE] on machinery [ILLEGIBLE] provided by Lessor to Lessee pursuant to this Lease.
     10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax [ILLEGIBLE] due of lease 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be [ILLEGIBLE]. In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Rent Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax [ILLEGIBLE] known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee that pay Lessor, upon demand such additional sum as is necessary. Advance payments may be [ILLEGIBLE] with other money of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by lessor as an additional Security Deposit.
     10.3 Joint Assessment. If the Premises are not separately assessed. Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed. Such proportion to be conclusively determined by Lessor from the respective valuations assigned in the [ILLEGIBLE] work sheets or such other information as may be reasonably [ILLEGIBLE].
     10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, at taxes assessed against and levied upon Lessee Owned Alternations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall [ILLEGIBLE] its Lessee Owned Alternations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s paid property shall be accepted with Lessor’s real property. Lessee shall pay Lessor the taxes [ILLEGIBLE] to Lessee’s property within 10 days after receipt of a written statement [ILLEGIBLE] the taxes applicable of Lessee’s property.
11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, each disposal and other utilities and [ILLEGIBLE] supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor, of all changes jointly mattered or billed. There shall be no [ILLEGIBLE] of rent and Lessor shall not be [ILLEGIBLE] in any respect whatsoever for the Inadequacy, stoppage, interruption or [ILLEGIBLE] of any utility of service due to not entire labor dispute, breakdown, accident, repair or other cause beyond lessor’s reasonable control or in cooperation with governmental request or directions.
12. Assignment and [ILLEGIBLE]
     12.1 Lessor’s Consent Required,

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          (b) Unless Lessee’s corporation and is stock is published on a national stock exchange in the control of lese that constitute an assignment requiring constant The transfer, on a [ILLEGIBLE] basis, of 25% or more of the voting control of Lease that constitute a change in control for this purpose.
          (c) The involvement of Lease or its assets transaction, or of transaction (byway of manager, sale, acquisition, finding, and , loveged buy-out or otherwise), whether or not a formal assignment or [ILLEGIBLE] of this Lesor or Lessee’s assets, which [ILLEGIBLE] or will row* in a reduction of the Net worth of Leases by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease of as the time of the most recent assignment to which Lessor has consented, of as it exists immediately prior to aid transaction or transactions constituting such reduction, Whichever was or is greater, that be condensed an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the worth of Lessee (excluding any guarantors) established under generally accepted accounting [ILLEGIBLE].
          (d) An assignment of [ILLEGIBLE] without consent shall, at Lessor’s option be a default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessary of any notice and grace period. If Lessor elect to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may other (1) [ILLEGIBLE] this Leases, or (ii) upon 30 days written notice, increase the monthly Be Rent to 110% of the Lease Rent than in affect. Further, in the event of such Breach and rental adjustment (1) the purchase price of any option to purchase the Premises held by Lessee shall be subject to small adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed adjustments scheduled during the [ILLEGIBLE] of the Lease term shall be increased to 110% of the scheduled adjustment rent.
          (e) Lessee’s remedy for any breach of Paragraph 121 by Lessor shall be limited to compensatory damages and/or injunctive relief.
          12.2 Terms and conditions Application to Assignment and Subletting.
          (a) Regardless of Lessors consent no assignment or subletting shall: (i) be effective without the expenses written assumption by such assignee or [ILLEGIBLE] of the obligations of Lessee under this Lease (ii) release Lessee of any obligation hereunder, or (iii) after the primary liability of Lessee for the payment of Rent of for the performance of any other obligation to be permitted by Lessee.
          (b) Lessor may accept Rent of performance of Lessee’s obligation from any person other than Lessee pending approval of disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall [ILLEGIBLE] a waiver or [ILLEGIBLE] of Lessor’s right to exercise [ILLEGIBLE] remedies for Lessee’s Default or Breach.
          (c) Lessor’s constant to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantore or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or [ILLEGIBLE], without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.
          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or [ILLEGIBLE] Including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing [ILLEGIBLE] requested. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.(See also Paragraph 38)
          (f) Any assignee of, or [ILLEGIBLE] under, this Lease shall, by reason of accepting such assign entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every form, [ILLEGIBLE] condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provision of an assignment or sublease to which Lessor has specifically consented to in writing
          (g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee of sublessee any Option granted to the original Lessee by this Lease unless such transfer to specifically consented to by Lessor in Writing.(See Paragraph 39.2)
          12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this [ILLEGIBLE] whether or not expressly incorporated therein
          (a) Lessor hereby assigns and transfer to Lessor all of Lessee’s [ILLEGIBLE] all Rent payable on any sublessee, and Lessor may collect such Rent and apply same toward Lessor’s obligations under this Lease: provided, however, that until a Breach shall occur in the performance of Lessee’s obligations. Lessee may collect said Rent, In the event that the amount collected by Lessor exceeds Lessor’s obligations any such [ILLEGIBLE] shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the [ILLEGIBLE] for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and direct any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessor’s obligations under into Lease, to pay to Lessor at Rent due and to become due under the sublease. Sublease shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exist, notwithstanding any claim from Lessee to the contrary.
(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of

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the sublessor under each sublease form the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents of security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor,
          (c) Any mater requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.
          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the [ILLEGIBLE] , who shall have the right to [ILLEGIBLE] the Default of Lessee within the grace period, If any, specified in such notice. The [ILLEGIBLE] shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessor.
13. Default; Breach; Remedies.
          13.1 Default; Breach. A “ Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one of more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance [ILLEGIBLE] in Paragraph 8.3 is [ILLEGIBLE] as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
          (b) The failure of Lessee to make any payment of [ILLEGIBLE] any Security Deposit required to be made by Lessee hereunder, whether to Lessor of to a third party, when due, to provide reasonable evidence of Insurance of surely bond, or to [ILLEGIBLE] any obligation under this Lease which endangers or threatens [ILLEGIBLE] or property, where such failure continues for a period of 3 [ILLEGIBLE] days following written notice to Lessee.
          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the recession of an unauthorized assignment or subletting, (iv) an [ELIGIBLE] [ELIGIBLE], (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) [ELIGIBLE] safety data sheets (MSDS), or ([ELIGIBLE]) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease or, of the rules adopted under Paragraph 40 hereof, other then those described in subparagraphs 13.1(a), b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for the [ILLEGIBLE], than it shall not be deemed to be a Breach if Lessee [ILLEGIBLE] such cure within said 30 days period and thereafter [ILLEGIBLE] prosecutes such cure to completion.
          (e) The occurrence of any of the following events: (i) the making of any general arrangement of assignment for the benefit of creditors; (ii) be coming a “debtor” as defined in 11 U.S.C. §101 or any successor stature thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s [ILLEGIBLE] located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days, or (iv) the attachment, execution or other judicial [ILLEGIBLE] of substantially all of Lessee’s assets located at the Premises or of Lessee’s Interest in this Lease, where such [ELIGIBLE] is not discharged within 30 days; provided, however, in the event that any provision of this [ILLEGIBLE] (e) is [ILLEGIBLE] to any applicable law, such provision that be of no force or affect, and not affect the validity of the remaining provisions.
          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lesser was materially false.
          (g) If the performance of Lessee’s obligations under this Lease is guaranteed (i) the death of a Guarantor, (ii) the termination of a Guarantor’s [ILLEGIBLE] with respect to this Lease other than in assurance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an [ILLEGIBLE] basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.
          13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, incurred policies, or governmental licenses, permits or approvals, Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefore. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor (in the exercise of any right or remedy which lessor may have by reason of such Breach:
          (a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease that terminals and Lessee shall immediately surrender possession to Lesser. In such event Lessor shall be entitled to recover from Lessee;(i) the unpaid Rent which had been earned at the [ILLEGIBLE] of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the

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amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental [ILLEGIBLE] that the [ILLEGIBLE] proves could be reasonably avoided; and (w) any other amount necessary to compensate Lessor for all the [ILLEGIBLE] proodmately caused by the [ILLEGIBLE] failure to perform the obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not Limited to the cost of recovering possession of the [ILLEGIBLE] expenses of [ILLEGIBLE] necessary renovation and [ILLEGIBLE] of the Premises, reasonable attorney’s fees, and that portion of any leasing commission paid by Lessor in connection with the Lease applicable to the unexpired term of this lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence Shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the premises are located at the time of award plus one percent. [[ILLEGIBLE]] by Lessor to mitigate damages caused by [ILLEGIBLE] [ILLEGIBLE] of this Lease shall not waive Lessor’s right to recover damages under paragraph 12 if termination of this Lease is obtained through the provisional remedy of unlawful [ILLEGIBLE], Lessor shall have the right to recover in such [ILLEGIBLE] any unpaid Rent and damages [ILLEGIBLE] are recoverable therein, of Lessor may reserve the right of recover all or any part thereof in a [ILLEGIBLE] out. if a notice and grace period required under paragraph 13.1 was not [ILLEGIBLE] given, a notice to pay rent or quit or to perform or quit given to Leases under the unlawful [ILLEGIBLE] statute shall also [ILLEGIBLE] the notice required by paragraph 13.1. In such case, the applicable grace period required by paragraph 13.1 and the unlawful detainer [ILLEGIBLE] shall run concurrently, and the failure of [ILLEGIBLE] to core the default with the greater of the two such grace period shall [ILLEGIBLE] both as unlawful detainer and a [ILLEGIBLE] of this Lease [ILLEGIBLE] Lessor to the remedies provided for in this Lease and for by said status.
          (b) Continue the Lease and [ILLEGIBLE] right to permission and recover the Rent as is becomes due, in which evenLessee may [ILLEGIBLE] or assign, subject only to [ILLEGIBLE] limitations. Acts of [ILLEGIBLE], efforts to [ILLEGIBLE] and/or the appointment of a receiver to protect the Lessor’s interests , shall not constitute a termination of the [ILLEGIBLE] right to procession.
          (c) [ILLEGIBLE] any other remedy know or hereafter available under the laws or Judicial decisions the state wherein the [ILLEGIBLE] [ILLEGIBLE]. The expiration of termination of this Lease and/or the termination of [ILLEGIBLE] right to [ILLEGIBLE] shall not relieve [ILLEGIBLE] from liability under any indemnity provisions of this Lease as to [ILLEGIBLE] occurring or accruing during the term hereof or by reasons of [ILLEGIBLE] occupancy of the premises.
     13.3 Inducement Recapture. Any agreement for free of [ILLEGIBLE] rent or other charges, or for the giving or paying by Lessor to or for [ILLEGIBLE] of any cash or other bonus, inducement or consideration of [ILLEGIBLE] entering into the Lease, all of which concessions are herein after [ILLEGIBLE] to as “Inducement Provisions”, shall be deemed conditioned upon [ILLEGIBLE] full and faithful performance of all the terms, covenants and conditions of this Lease. Upon Breach of this [ILLEGIBLE] by [ILLEGIBLE] any such inducement provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration thereafter [ILLEGIBLE], given or paid by Lessor under such an inducement provision shall be immediately due and payable by Lease to Leassor, notwithstanding and subsequent cure of said Breach by [ILLEGIBLE]. The acceptance by Lessor of rent or the cure of the Breach which [ILLEGIBLE] the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless [ILLEGIBLE] so stated in writing by Leasor at the time of such acceptance.
     13.4 Late Charges. Losses hereby acknowledges that late payment by [ILLEGIBLE] of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and [ILLEGIBLE] charges, and late charges which may be imposed upon Lessor by the Lender Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to [ILLEGIBLE]. [ILLEGIBLE] shall immediately pay to Lessor one-time is to charge, equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incure by reason of such late payments. Acceptance of such late charge by Lessor shall in no event constitute a waiver of [ILLEGIBLE] Default or Breach with respect to such [ILLEGIBLE] amount nor prevent the exercise of any of the other rights and remedies granted hereunder, in the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installment of Base rent then notwithstanding any provision of this Lease to the contrary. Base rent shall at Lessors option, become due and payable quarterly in advance.
     13.5 Interest. Any monetary payment due [ILLEGIBLE] hereunder, other than late charges, not received by [ILLEGIBLE], when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall [ILLEGIBLE] interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“interest”) charged shall be computed at the rate of 10% of per annum but shall not exceed the maximum rate allowed by law. Interest to payable in addition to the potential late charge provided for in paragraph 13.4
     13.6 Breach by Lessor.
          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless [ILLEGIBLE][ILLEGIBLE] within a reasonable time to perform [ILLEGIBLE] obligation required to be performed by [ILLEGIBLE]. For purposes of this paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished [ILLEGIBLE] in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more that 30 days are reasonably required for [ILLEGIBLE] performance, then [ILLEGIBLE] shall not be in breach if performance is commenced within such 30 day period and thereafter [ILLEGIBLE] pursued to completion
          (b) Performance by Lessee on Behalf of Lessor. In the event that neither nor Lender cures said breach within 30 days after

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receipt of paid notice of having commenced said cure they do not [ILLEGIBLE] pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from [ILLEGIBLE] the actual and reasonable cost to perform such cure, provided however, that such offset that not exceed an amount equal to the greater of one month’s [ILLEGIBLE] Rent or the Security Deposit, reserving Lessee’s right to [ILLEGIBLE] reimbursement from [ILLEGIBLE]. Lessee shall [ILLEGIBLE] the cost of said cure and supply said documentation to Leasor.
14. Condemnation. If the Premises or any portion thereof are taken under the power of [ILLEGIBLE] domain or told under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title of possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or In the absence of such notice, within 10 days after the condemning authority shall have taken possession) [ILLEGIBLE] this Lessee as of the date the condemning authority [ILLEGIBLE] [ILLEGIBLE] possession. If Lessee does not terminate this Leases in accordance with the foregoing, this Lease shall remain in full force and effect us to the portion of Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damaged; provided however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade [ILLEGIBLE], without regard to whether or not this Lease is terminated pursuant to the provisions of the Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the properly of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15. Brokerage Fees.
     15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.9 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) If Lessee exercises any Option[ILLEGIBLE] (b) If Lessee acquires any rights to the Premises or other premised owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) If [ILLEGIBLE] remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) If Base Rent is increased, whether by agreement or operation of an [ILLEGIBLE] cause herein, then. Lesser shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.
     15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15,22 and 31. If Lessor falls to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lessee when due, then such amounts shall accrue interest. In addition, if Lessor falls to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and If Lessor falls to pay such amounts within 10 days after said notice, Lesses shall pay said notice to its Broker and offset such amounts against Rent. In additions, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage for owed.
     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fees in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other [ILLEGIBLE] from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.
16. Estoppel Certificates.
          (a) Each Party (“Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, pure such additional information confirmation and/or statements as may be reasonably requested by the Requesting Party.
          (b) If the Responding Party shall fall to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
          (c) If Lessor to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any

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potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee [ILLEGIBLE] to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s [ILLEGIBLE] or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any [ILLEGIBLE] Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as herein above defined.
18. Severability. The [ILLEGIBLE] of any provision of this Lease the determined by a court of computer, jurisdiction, shall in no way affect the validity of any either provision hereof.
19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or the partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek [ILLEGIBLE] against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Leesor and Lessee each represents and warrants to the Brokers that it has made, and is [ILLEGIBLE] solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to breach hereof by other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fees received by each Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
23. Notices.
      23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses [ILLEGIBLE] Lessor may from time to time hereafter designate in writing.
      23.2 Date of Notice. Any notice [ILLEGIBLE] by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed 88 required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided [ILLEGIBLE] copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s

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consent to, or approval of, any act shall not be seemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the base of an stopple to enforce the provision or provisions of the Lease requiring such consent. The acceptance of Rent by Lessor that not be a weather of any Default or Breach by Lessee. Any payment by Lease may be accepted by accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying estimates or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.
     (a) When entering into a discussion with a real estate agent regarding a real estates transaction, a Lessor or Lossor should from the outself understand what type of agency relationship or representation it has with the agent or agents in the transition. Lessor and Lessor Acknowledge being advise by the broking in this transaction, as follows:
          (i) Lessor’s Agent. A Lessor agent under a listing agreement with the Lessor act as the agent for the Leasor only. A Lessor’s agent or subagent has the following affirmative obligations. To the Lessor. A [ILLEGIBLE] duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessor and the Lessor. a. distant exercise of reasonable audits and care in performances of the agents duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to revisit to other Party any confidential information obligated from the other Party which does not involve the affirmative duties sat forth above.
          (ii) Lessor’s Agent. An agent can agree to act a agent for the Lessee only. In there stations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services recovered, other in full or in part from the Lessor, An agent acting only for a Lesser has the following attractive obligations. To the Lessor. A industry duty of utmost care, integrity, honesty, and loyalty in dealings with the Lesser. To the Lesser and the Lessor. a. Diligent exercise of reasonable sides and care in performance of the agents duties. b. A duty of honest and fail dealing and good faith. c. A duty to disclose at facts known to the agent materiality affecting the value or disability of the property that are not known to, or within the diligent alternation and observation of the Parties. An agent is not obligated to revels to either Party any confidential information obtained from the other Party which does not involve the alternative duties set forth above.
          (iii) Agent Representing Both Lessor and Lesser. A real estate agent, other acting directly or through one or more asocial loneness, can legally be the agent of both the Lessor and the Lesser in a transaction, but only with the knowledge and consent of both the Lessor and the lesser, in a deal agency situation, the agent has the following affirmative obligations to both the Lesser and the Lessee: a. A industry duty of utmost are, integrity, honesty and loyalty in the dealings with other Lessor or the Lesser. D. Other duties to the Lessor and the Lesser as tested above in subparagraphs (i) or (ii). in representing both Lessor and Lesser, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lesser is willing to pay a higher rant than that offered The above duties of the agent in a real estate transaction do not relieve a Lessor o: Lesser from the responsibility to protect their own interests. Lessor and Lesser should carefully mad all agreements to assure that they adequately express their understanding of the transaction. A real agent is a person qualified to advise about real estate. If legal or tag advice is desired, consult a competent professional.
     (b) Brothers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court cots and attorneys fees) of any Broker with respect to any breach of buy, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease: provided, however, that the foregoing limitation on each Broker’s Entity shall not be application to any gross negligence or without misconduct of such Broker.
     (c) Lessor and Lesser agree to identity to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.
26. No Right To Holdover. Lesser has no right to retain possession of the Premises or any part thereof beyond the expiration or information of this Lease, in the event that Lesser holds over then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or lamination, Nothing contained herein shall be construed as consent by Lessor to any holding over by Lesser.
27. Cumulative Remedies. No remedy or elector hereunder shall be deemed exclusive but shall, whatever possible, be cumulative with all other remedies at low or in equity.
28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lesser are both covenants and conditions, In construing this Lease, at headings and these are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context the angular shall induce the pleat and vice versa. This Lease shall not be continued as if prepared by one of

©2001 -AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STN-7-4/01E

the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29. Binding Effect: Choice of Law. This Lease shall be binding upon the Parties, their personal representatives. successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto [ILLEGIBLE] this Lease shall be [ILLEGIBLE] in the county in which the Premises are located.
30. Subordination; Attornment; Non-Disturbance.
     30.1 Subordination. This Lease and any Option granted here by shall be subject and subordinate to any ground [ILLEGIBLE], mortgage, dead of trust, or other hypothecation or [ILLEGIBLE] device (collectively, “Security Device”), now or hereafter other placed upon the Premises to any and [ILLEGIBLE] advances made on the security thereof and to an rewards, modifications, and extensions thereof. [ILLEGIBLE] agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted here by superior to the [ILLEGIBLE] of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
     30.2 [ILLEGIBLE]. In the event that Lessor transfers [ILLEGIBLE] to [ILLEGIBLE] Premises, or the Premises are acquired by another upon the foreclosure of termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3 attorn to such new owner, and upon request, enter into a new lease, containing all of the teams and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof and (ii) Lessor shall there after be relieved of any further obligations hereunder and such new owner shall assume all of Leasor’s [ILLEGIBLE] hereunder, except that such new owner shall not (a) be liable for any act or omission of any prior lessor or with respect to events accuring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lease might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent or (d) be cable for the return of any security deposit paid to any prior lessor.
     30.3 Non Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lessee’s. Lessee’s subordination of this Lease that be subject to receiving to commercially reasonable non-disturbance agreement (a “Non Disturbance Agreement”) from the Lander which Non-Disturbance Agreement provides that Lease’s possession of the Premises and the Lease, including any options to extend the term hereof, will not be disturbed to long as Lessee is not in Breach hereof and adorns to the record owner of the Premises. Further, within 60 days after the execution of this Loses, Lessor shall use its commercially reasonable [ILLEGIBLE] to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Delay which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within 60 days, then Lessee may, at its option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.
     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, adornment and/or Non-Disturbance Agreement provided for herein.
31. Attorneys’ Fees. If any Party of Broker brings and action or preceding involving Premises whether founded in tort contract or equality, or to declare rights hereunder the Prevailing Party (as hereafter defined) in any such proceeding action, or appeal thereon, shall be [ILLEGIBLE] to reasonable attorneys’ fees. Such fees may be awarded in the same act or recovered in a separate suit, whether or not such action or proceeding is [ILLEGIBLE] to [ILLEGIBLE] or judgment .The term, “Prevailing Party” shall induce, without limitation, a Party or Broker who substantially obtains or defeats the [ILLEGIBLE] sought as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of the claim or defense. The attorneys fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonable incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notice of Default and consultations in connection therewith whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is reasonable minimum per occurrence for such services and consultation).
32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and [ILLEGIBLE] such alteration repairs, improvements of addition to the Premises as Lessor may deem necessary of desirable and the affecting using and maintaining of utilities, services pipes and conducts through the Premises and/or other premises as long as there to no material adverse effect to Lessee’s use of the Premises. All such [ILLEGIBLE] shall be without abatement of rent or liability to Lessee.

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33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s a prior written [ILLEGIBLE]. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for [ILLEGIBLE]” signs. Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all applicable Requirements.
35. Termination: Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any [ILLEGIBLE] or lessor [ILLEGIBLE] in the Premises, provided, however, that Lessor may elect to continue any one or an existing [ILLEGIBLE]. Lessor’s [ILLEGIBLE] within 10 days following any such event to elect to the [contrary] by written notice to the holder of any such lessor interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.
36. Consents. Except or otherwise provided herein, wherever in this Lease the consent of a Party to required to an act by or for the other Party. such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants, fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a [ILLEGIBLE] or the presence or use of a [ILLEGIBLE] Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or [ILLEGIBLE] shall not constitute an acknowledgment that no Default or Breach by Lessee of this [ILLEGIBLE], nor shall such consent be deemed a waiver of any then existing Default of Breach, except as may be otherwise [ILLEGIBLE] by Lessor at the time of such consent. The [ILLEGIBLE] to specify herein any particular condition to Lessor’s consent shall not [ILLEGIBLE] the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being even. In the event that other Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
37. Guarantor.
          37.1 Execution. The Guarantors, if any shall each executes a guaranty in the form most recently [ILLEGIBLE] published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.
          37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorising the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.
38. Quiet Possession. Subject to payment by Lessor of the Rent and performance of all of the [ILLEGIBLE] and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall [ILLEGIBLE] quiet possession and quiet enjoyment of the Premises during the [ILLEGIBLE] hereof.
39. Options. If [ILLEGIBLE] is granted and Option, as defined below, then the following provisions shall apply.
          39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease of to extend or renew any Lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to Lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.
          39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only white the original Lessee is in full possession of the Premises and. If requested by Lessor, with Lessee certifying that Lessee has no intention of the matter assigning or subletting.
          39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been [ILLEGIBLE] exercised.
          39.4 Effect of Default on Options.
          (a) Lessee shall have no right to exercise on Option; (i) during the period commencing with the giving of any notice of Default and continuing until said Default is [ILLEGIBLE] during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee). (iii) during the time Lessee is in [ILLEGIBLE] of this Lessee, or (iv) In the event that Lessee has been given 3 or more notice of separate Default, whether or not the Defaults are [ILLEGIBLE] during the 12 month period immediately preceding the exercise of the Option.

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     (b) The period of time within whichon Option may be extracted that not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a)
     (c) An Option shall terminate and be of not other force or exact notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercises and poor to the commencement of the extended term or completion of the purchase. (i) Lessee falls to pay Rent for a period of 30 days after such Rent becomes due (without any necessary of Lessor to give notice thereof). or (ii) If lessee commits a Breach of this Lease.
40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that if will abide by and conform to all reasonable rules and regulations which lessor may make from time to time for the management, safety, and care or sold properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to causes its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.
41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that lessor shall have no obligation whatsoever to provide same. Lessee a resumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joiner of Lessee, such easements rights, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, right, dedications, maps and restrictions do not unreasonably interface with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.
43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to include but for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entered to recover such sum or so much thereof as it was not legally required to pay.
44. Authority; Multiple Parties; Execution.
     (a) If other party hereto is a corporation, trust, limited liability company, partnership or similar entity, each individual executing the lease on behalf of such entity represents and warrants that he or she is duly authorized to executes and deliver this lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.
     (b) If this lease is executed by more than one person or entity as “Lease”, each such person or entity shall be jointly and reverse by liable hereunder. It is agreed that any one of the named lessee shall be empowered to execute any amendment to this Lease, or other document [ILLEGIBLE] thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
     (c) This Lease may be executed by the Parties in counterparts, each of which shall be earned an original and all of which together shall constitute one and the same instrument.
45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

©2001 -AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STN-7-4/01E

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the parties and/or Broken ending out of this Lease ☐ is ☑ in not attached to this Lease.
50. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependant upon [ILLEGIBLE] specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legistation. In the event that [ILLEGIBLE] use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modification and/or additions at Lessee’s expense.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SKOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED. THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION; NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S USE.
WARNING; IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE AMY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
The parties hereto have executed the Lease at the place and on the dates specified above their respective signatures.

Executed at:	17080 Newhope St. Fountain Valley, Ca.	Executed at	17080 NEWHOPE ST., Fountain Valley, CA.
On:	9/27/04	On:	9/27/04

By LESSOR:	By	LESSEE:

NV PROPERTIES, LLC, A VEVADA LIMITED LIABILITY COMPANY		SUTURA, INC., A DELAWARE CORPORATION

By:	/s/ Michael C. Vaupel	By:	/s/ Egbert Batering

Name Printed:	MICHAEL VAUPEL	Name Printed:	EGBERT BATERING
Title:	MANAGING MEMBER	Title:	Executive VP & Director
By:		By:

Name Printed:		Name Printed:

Title:		Title:

Address:	30 SCENIC BLUFF Newport Coast Ca 92658	Address:	17080 NEWHOPE ST. Fountain Valley, CA. 92708
Telephone:	(949) 497 5320	Telephone:	(714) 437-9801
Facsimile:	(949) 497 8561	Facsimile:	(714) 437-9806
Federal ID No.	100 30 6297	Federal ID No.	33-0726349

BROKER:	BROKER:

©2001 -AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STN-7-4/01E

Attn:	Attn:

Title:	Title:

Address:	Address:

Telephone:(___)	Telephone:(___)

Facsimile:(___)	Facsimile:(___)

Federal ID No:	Federal ID No:

NOTE: These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017, (213) 687-8777. Fax No. (213) 887-8816
© Copyright 2001 — By AIR Commercial Real Estate Association. As rights reserved.
No part of these words may be reproduced in any form without permission in writing.

©2001 - AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM STN-7-401E